2023 CO/SSET

Offered by Entrex Carbon Offset Company, LLC
1,999,999 Shares of 2023 CO/SSET
Carbon Offset Dividend Securities
Reg A, Tier 1 Offering
Pending SEC Qualification



PART II
OFFERING CIRCULAR

Carbon Offset Dividend Securities
Offered By the Entrex Carbon Offset Company, LLC

150 E Palmetto Park Road, Suite 800
Boca Raton, FL 33432

Best Efforts Offering of up to 1,999,999 - 2023
CO/SSET Securities
Minimum Purchase: 1 Share Unit ($10.00 _

This prospectus relates to the offering and sale of up to one million, nine hundred and ninety-nine thousand nine hundred and ninety-nine (1,999,999 _ shares of 2023 CO/SSET Carbon Offset Dividend
Securities for an aggregate maximum gross dollar offering of nineteen million, nine-hundred and ninety-nine thousand, nine hundred and eighty d ollars ($19,999,980 _ (the Offering _.

The Offering is being made pursuant to Tier 1
of Regulation A, promulgated under the Securities
Act of 1933. Each 2023 CO/SSET Carbon Offset
Dividend Securities will be offered at ten dollars
 ($10.00 _ per unit. There is a minimum purchase
amount of one 2023 CO/SSET Carbon Offset Dividend
 security at $10.00.
In the first quarter of each year the Entrex Carbon
 Offset Company LLC's Board of Directors shall
announce the anticipated carbon offset dividend
expected to be provided that year to the holders
of the security.    At the time of the carbon offset
 dividend the then holders of the security may, exclusively at the one-time option of the owner, have the carbon offsets delivered as a retirement certificate representing the carbon offset dividend on behalf of the security owner, or receive adequate ownership documentation equal to the carbon offset dividend provided from the then current year production from the proceeds of the offering.
Production of carbon offsets shall be overseen by KPMG from beginning to end and shall be registered, validated, verified and minted carbon offsets authorized by a United Nations
Authorized Registry. Upon serialization of the offsets by the registry Entrex shall endeavor to receive third party independent research referencing the quality of said offsets and may, exclusively at the direction of the Board, obtain insurance to assure various processes and production as available and appropriate.
Investing in this offering involves a high degree of risk, and you should not invest unless you can afford to lose your entire investment; see Risk
Factors . This offering circular relates to the offer and sale or other disposition of up to one million, nine hundred and ninety-nine thousand nine hundred and ninety nine (1,999,999 _ 2023
CO/SSET Carbon Offset Dividend Securities sold per unit at $10.00.

This is our offering, and no public market currently exists for our 2023 CO/SSET Carbon Offset
Dividend Securities. The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange
Commission (the SEC _ and the relevant State regulators, as necessary, and will terminate on the sooner of the sale of the maximum number of shares being offered or the decision by Company management to deem the offering closed. The shares offered hereby are offered on a best efforts basis, and there is no minimum offering.

While this offering is being qualified by the Securities and Exchange Commission, we have a current Regulation D exempt offering being sold by the principals of the Company representing the same terms and conditions of this Regulation
A offering (as filed and amended _.

When and if this offering becomes qualified, we will cease the Regulation D offering and convert the Reg D securities into the security offered herein and continue to solicit the qualified
Regulation A offering.

Securities purchased by buyers of the Regulation
D exempt offering will be converted into securities of the final Regulation A qualified offering if and when it occurs.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of the Regulation A and Regulation
D securities will be immediately available to engage in the production of carbon offsets from Entrex licensed projects.




THE UNITED STATES SECURITIES AND EXCHANGE
COMMISSION DOES NOT PASS UPON THE MERITS OF OR
GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR
THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON
THE ACCURACY OR COMPLETENESS OF ANY OFFERING
CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE
SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION
FROM REGISTRATION WITH THE COMMISSION; HOWEVER,
THE COMMISSION HAS NOT MADE AN INDEPENDENT
DETERMINATION THAT THE SECURITIES OFFERED ARE
EXEMPT FROM REGISTRATION.

THE 2023 CO/SSET SECURITIES HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED (THE  SECURITIES ACT  _, OR APPLICABLE
 STATE SECURITIES LAWS, AND ARE BEING OFFERED
AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE
REGISTRATION REQUIREMENTS OF THESE LAWS. THE
2023 CO/SSET SECURITIES HAVE NOT BEEN
APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE REGULATORY
AUTHORITY NOR HAS THE COMMISSION OR ANY STATE
REGULATORY AUTHORITY PASSED UPON OR ENDORSED
THE MERITS OF THE OFFERING OR THE ACCURACY OR
ADEQUACY OF THIS OFFERING CIRCULAR. ANY R
EPRESENTATION TO THE CONTRARY IS UNLAWFUL.


		      # of
Price to                     Proceeds to
            Proceeds to


		Securities		Public (2 _
Issuer (1 _   		  others

Per Security           1
         $10.00
$9.00                          $1.00
                  Total Minimum     1
                   $10.00
          $9.00
  $1.00
Total Maximum     1,999,999  	19,999,990
        $17,999,991.00
   $1,999,999.00





(1 _
The amounts shown are before deducting
organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finders fees, selling and other costs incurred in the offering of the common stock.




(2 _
2023 CO/SSET securities are offered at
$10.00 per unit.

We are following the  Offering Circular
format of disclosure under Regulation A.

The date of this Regulation A offering
circular is March 20, 2023.







FORWARD LOOKING STATEMENTS


THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING
 STATEMENTS AND INFORMATION RELATING TO, AMONG
OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND
STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING
 STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS
MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO
THE COMPANY'S MANAGEMENT. WHEN USED IN THE
OFFERING MATERIALS,
THE WORDS  ESTIMATE,   PROJECT,   BELIEVE,
 ANTICIPATE,   INTEND,   EXPECT  AND SIMILAR
EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING
STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S
CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND
ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD
CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER
MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-
LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT
TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING
STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON
WHICH THEY ARE MADE.



PART II
ITEM #2
TABLE OF CONTENTS

PART II...... ITEM 1......SUMMARY OF THE
OFFERING CIRCULAR.........................2

PART II...... ITEM 2.......TABLE OF
CONTENTS..............................
.......................6

PART II...... ITEM 3a.....SUMMARY OF
INFORMATION IN OFFERING CIRCULAR.....7

PART II...... ITEM 3b....RISK FACTORS......
  .........................................
.............11

PART II...... ITEM 4......DILUTION.........
.............................................
................15

PART II...... ITEM 5......PLAN OF DISTRIBUTION
...............................................
...16

PART II...... ITEM 6......USE OF PROCEEDS TO
 ISSUER.....................................
....17

PART II...... ITEM 7......DESCRIPTION OF
BUSINESS.................................
...........18

PART II...... ITEM 8......DESCRIPTION OF
PROPERTY...................................
............20


PART II...... ITEM 9...... MANAGEMENT'S
DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS...21
PART II...... ITEM 10....DIRECTORS,
EXECUTIVE OFFICERS AND SIGNIFICANT
EMPLOYEES.............................
....................................23

PART II...... ITEM 11....COMPENSATION OF
DIRECTORS AND OFFICERS...   .........24

PART II...... ITEM 12....SECURITY
OWNERSHIP OF MANAGEMENT AND
         	CERTAIN SECURITYHOLDERS..
......................................26

PART II...... ITEM 13.... INTEREST OF
MANANGEMENT AND OTHER CERTAIN TRANSACTIONS
..............................................
...............27


PART II...... ITEM 14.... SECURITIES
BEING OFFERED.............................
............28

PART F/S... ITEM 15.... PROJECTED
FINANCIAL STATEMENTS......................
......30

PART III.....ITEM 16.... INDEX TO
EXHIBITS.................................
....................32


PART III.....ITEM 18.... SIGNATURE
PAGE......................................
...................36




PART II
ITEM 3a
SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this prospectus, references to the
 Company,   company ,  we,   our ,  us ,
 2023 CO/SSET Carbon Offset Dividend Securities
or the  Entrex Carbon Offset Company   or
 Company  refer to Entrex Carbon Offset
Company, LLC. unless the context otherwise indicates.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

THE COMPANY
Organization:

The Entrex Carbon Offset Company, LLC was incorporated under the laws of the State of Florida on December 8th, 2020. Our principal office is located at 150 East Palmetto Park
Road, Suite 800, Boca Raton FL, 33432.

Management:

Our Chief Executive Officer & Chairman is
Stephen H. Watkins. Our Vice Chairman is
Rick Rochon. Our other Officers initially include Thomas Harblin who assists in the sales operations of the Company, Colin Turney who assists in marketing of the company and Thomas Hatfield who manages our technology platform.

Controlling Shareholders:

Stephen H. Watkins, through the Entrex
Holding Company, EHCo, LLC, is the controlling member of the LLC.

Description of Parent Corporation Business:

Entrex Carbon Market was founded in 2019 with a mission to create the leading place to find, research, track, manage and trade carbon offsets.

The company's initial focus has been carbon
offsets represent millions of various vintage
offsets from around the world.   Buyers found
these offsets - but had significant
due-diligence and underwriting costs associated
 with a trade which resulted in high friction, difficult, due-diligence driven, bi-lateral trades.

The company's bi-lateral transaction history exemplified how opaque price discovery was in the market and, most important, how significant carbon offset underwriting was prior to a trade
(required by buyers due to historical rampant fraud in the industry _. We found there was no disciplined, reliable supply of compliance-grade offsets for buyers to have comfort in the quality and ease of transaction execution.

These two fundamental market shortcomings ( quality and efficiency _ had us assemble a network of United Nations and World Bank c arbon offset project owners into a structure that makes them private issuers of asset backed securities under the SEC jurisdiction.

These private asset backed securities still had buyer challenges due to the historical fraud challenges resulting in buyers still having to manage the underwriting of each issuer's unique offsets - there was no standardized, credible underwriting in the market.

The Entrex Carbon Market revised its vision to create the leading place to find, research, track, manage and trade of standardized compliance-grade  carbon offsets with
regulatory oversight.


The Entrex Carbon Market revised its strategy
to create and market  compliance-grade
offsets which inherently provided comfort and
 confidence for buyers.  In an effort to
mitigate this underwriting cost for buyers
Entrex and KPMG established a relationship
whereby KPMG's Project Management Organization
 (PMO _ oversees the ISO Auditors and Registry
 methodologies from project registration
through minting and finally retirement of
the security.   We believe the collective
efforts of United Nations Registries, ISO approved Auditors and KPMG managing authentication and provenance of each security would provide buyers the confidence and comfort in the underlying
 compliance-grade  offsets.

The Entrex Carbon Market established
compliance-grade carbon offsets to create comfort, confidence and convenience for buyers of carbon offsets.

Entrex Carbon Offset Company, LLC

The Entrex Carbon Market realized that
efficient trading of these standardized
 compliance grade carbon offsets  needed
 a global distribution system; a network
through which regulated brokers could
transact securitized  compliance grade
carbon offsets . This is where the
Entrex Carbon Offset Company offers a
solution.

The Entrex Carbon Offset Company
securitizes Entrex's compliance grade
carbon offsets into standardized asset
backed security registered with the
United States Securities and Exchange
Commission and sold through regulated
parties.   It then offers an annual
dividend to the shareholders of the
CO/SSET securities, declared by the
Board in the 1st quarter of each year,
with the remaining offsets sold to the
market,

Entrex's securities are intended to be
traded by regulated market members as
private securities as required by regulators.


The Entrex Carbon Offset Company envisions
 the  2023 CO/SSET 2023 CO/SSET Carbon
Offset Dividend Securities , as an SEC
qualified asset which will offer buyers
and sellers an efficiently traded,
standardized, security whereby owners
receive annual dividends of carbon
offsets as declared by the Board.

2023 CO/SSET offers an investment security sold through regulatory-compliant transactions and regulated market members as an investment asset for buyers. This
Asset is anticipated to produce annual
dividends of carbon offsets, represented as dividend income for the holders of the security and subsequently retirement certificates representing the use of the carbon offsets as an expense for the owners carbon neutrality needs.

It is envisioned the CO/SSET neutralizes the cost of carbon offsets equal to the annual dividend on the income statement while maintaining the asset on the balance sheet pursuant to GAAP.*

*Buyers need to consult legal, accounting and investment professionals to determine if the CO/SSET is appropriate for their individual needs.

The 2023 CO/SSET development can be
summated into four distinct events.

1. Standardization of the underlying carbon offset asset overseen by KPMG's Project
Management Organization (PMO _ who oversees
 the ISO Auditors tracking UN Registry
methodologies from project registration
through minting and finally retirement
of the security.  This process provides
authentication and providence of each
carbon offset - assuring a consistent standard.

2. Securitization occurs when Entrex and
KPMG assigns specific UN Registry carbon
offset serial numbers to specific CO/SSET
security dividends.    KPMG's Capital Market
 Team will manage agreed upon procedures to confirm the asset backed components to the Compliance-grade specification which collectively establishes the basis for the security.

3. Trading may occur when regulated traders can access the qualified 2023 CO/SSET via
Bloomberg, Reuters and other trading desktops.
   Traders can then establish bid and offers - and electronically trade the 2023 CO/SSET security electronically providing
frictionless trades.

4. Retirement occurs when an owner
redeems their security through the regulated
 transfer agent.   The transfer agent notifies
 Entrex and KPMG's Project Management
Organization who then oversees the retirement
 of the specific serial numbers at the United
Nations Registry which then results in a retirement certificate being provided to the redeemed security last owner.

Below we represent a high-level summary of the 2023 CO/SSET Standardization, the
Securitization into an Asset Backed
Security and the associated Redemption



We believe the above processes allow any carbon
 offset project, overseen by KPMG, result in a standardized compliance-grade carbon offset dividend security, which can be efficiently traded with simplified retirement solution (and associated authorized
retirement certificates _ for global carbon buyers: resolving today's challenges through existing public market infrastructure.

The end to end offset development,
securitization and retirement process
is managed by Entrex's  IBM, award
nominated, technology platform.

THE OFFERING
Securities Offered:

This prospectus relates to the offering and sale of up to one million, nine hundred and ninety-nine thousand nine hundred and ninety-nine (1,999,999 _ shares of 2023 CO/SSET
 Carbon Offset Dividend Securities for an aggregate maximum gross dollar offering of nineteen million, nine-hundred and ninety-nine thousand, nine hundred and eighty dollars
($19,999,980 _ (the  Offering  _.

The Offering is being made pursuant to Tier 1
 of Regulation A, promulgated under the
Securities Act of 1933. Each 2023 CO/SSET
Carbon Offset Dividend Securities will be offered at ten dollars ($10.00 _ per unit.
There is a minimum purchase amount of one
2023 CO/SSET Carbon Offset Dividend security at $10.00.


Termination of the Offering:

The offering will commence as soon as
practicable after this Offering Circular has been qualified by the Securities and Exchange
Commission (the SEC _ and the relevant state regulators, as necessary and will terminate on the sooner of the sale of the maximum number of securities being sold or when no further securities are available for resale from the United Nations or World Bank
Registries or via the decision by Company management to deem the offering closed.



Offering Cost:

We estimate our total offering expenses to be paid by our parent company the Entrex
Carbon Market, LLC.




PART II
ITEM 3b
RISK FACTORS

Investing in our securities involves risk.
 In evaluating the Company and an investment in the 2023 CO/SSET security careful consideration should be given to the following
 risk factors, in addition to the other
information included in this Offering
circular. Each of these risk factors
could materially adversely affect Entrex
Carbon Offset Company's business, operating
 results or financial condition, as well
as adversely affect the value of an
investment in our securities.

The following is a summary of the most
significant factors that make this offering
 speculative or substantially risky. The
company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security _.
Additionally, early-stage companies are
inherently riskier than more developed
companies. You should consider general
risks as well as specific risks when
deciding whether to invest.

Risks Related to the Company

Entrex Carbon Offset Company is a development
 stage business and may be adversely
affected managing the business and
regulatory challenges of the market sector.


The Company has limited capitalization
and a lack of working capital and as a
result is dependent on raising funds to
grow and expand its business. The Company lacks sufficient working capital in order to execute its business plan. The ability of the Company to move forward with its objective/s is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

Because we have a limited history of
operations we may not be able to
successfully implement our business plan:

We cannot assure you that our intended
activities or plan of operation will be
successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

We are dependent on the sale of our
securities to fund our operations and
will remain so until we generate sufficient revenues to pay for our operating costs:

Our officers and directors have made no
written commitments with respect to providing
 a source of liquidity in the form of cash advances, loans and/or financial guarantees.
There can be no guarantee that we will be able to successfully sell our securities.
Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

We rely on partners and related entities
to Register, Validate, Verify, Mint and
Retire Carbon Offsets which would provide
the underwriting collateral for the
Entrex Carbon Offset Securities.   If the
services offered under respective
agreements are not fully adhered and/or
our license from Entrex is revoked our
operations could be severely affected:

Accordingly, our operations are subject
to the risks inherent in the establishment
 of a new business enterprise, including
access to capital, licensed technologies, successful implementation of our business plan and limited revenue from operations.


Risks Relating to Our Business

We will be dependent upon key
administrative personnel of Entrex Carbon
Offset Company for our future success,
particularly Stephen H. Watkins:

If we lose this member of the Entrex
Carbon Offset Company's management team, our ability to implement our business strategy could be significantly harmed.

There is currently no active trading
market for our securities:

Our ability to grow will depend on our
ability to sell the 2023 CO/SSET Securities
 to Market ONLY after the Entrex Carbon
Market has Registered, Validated, Verified
 and Minted Carbon Offsets.   Today the
Entrex Carbon Market has discussions with 136 Carbon Offset Projects which are interested in moving forward. Entrex
Carbon Market will only engage these parties once we the 2023 CO/SSET security, in its private, PIPE or other security structure has been presented and of interest to buyers.

If the Company can not produce Carbon
Offsets from the designated projects the
 dividend may not be provided as declared by the Board.

Our financial condition and results of
operations will depend on our ability to manage our future growth effectively:

The Entrex Carbon Offset Company is a
company with limited operating history
which has many indications of interest
for the CO/SSET product.   If the sales
of the 2023 CO/SSET do not occur as
expected the current and future of the
Company may be at risk.  As such, it is
subject to the business risks and
uncertainties associated with any new
business enterprise, including the lack
of experience in managing or operating a business of this type.

Accomplishing this result on a
cost-effective basis is largely a function of our management personnel's structuring of administrative duties, their ability to provide competent, attentive and
efficient services to us, and our access to financing on acceptable terms.




We will operate in a highly competitive
 market for investment opportunities:

We compete for investors and buyers of
Carbon Offset securities who have access
 to private Carbon Offsets which lack
liquidity and the securitization features
 the 2023 CO/SSET Securities shall provide.
   It is possible that potential buyers
might prefer the lack of liquidity or the
lack of securitization which the 2023
CO/SSET provides and therefore would not
have demand in the market.   Many of our
competitors offer private carbon offset
securities which albeit lack what we
see as the 2023 CO/SSET benefits but
which may be perceived as better investment
 opportunity - if this occurs our ability to implement our business strategy could be significantly harmed.

Our operating results are subject to
fluctuation as a result of the nature of
our business, and if we fail to achieve
our objectives the company may not continue
 to operate.:
We could experience fluctuations in our
quarterly and annual operating results
due to a number of factors, some of which
are beyond our control, including the number
 of investors and the number of companies
that agree to offer Carbon Offset Securities
 allowing us to issue the 2023 CO/SSET
Securities.    If investors lack interest
 or Carbon Offset are not available for
securitization then the CO/SSET Securities
 may not be available to sell and our
business model and potential unable to operate.

There are significant potential conflicts of interest which could impact our returns:

Our management team (and any that may be retained in the future _, and the future members of a the Entrex Carbon Offset
Company, LLC may serve as officers,
directors or principals of entities
that operate in the same or a related line
 of business or other companies managed by affiliates of the EHCo, LLC, the Entrex Holding
 Company, which may be formed in the future.
Accordingly, if this occurs, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of our investors or the company.

Operational and/or Ownership conflicts of interest:

Our management team (and any that may be retained in the future _, and the future members of the Entrex Carbon Offset
Company, LLC may be owners or principals of entities that the EHCo, LLC may purchase.
  Accordingly, if this occurs, they may
have obligations to investors in those
entities which may not be in the best
interest of the 2021 Entrex Carbon Offset
 Security holders,

Our Management may choose to, exclusively
 at their option, to sell or reclassify
one or more class/es of securities which could convey rights and privileges to their owners:

The Entrex Carbon Offset Company, LLC
management has the right to sell or convert
 any of the Company's securities into
various securities of any other company,
 if deemed appropriate, exclusively at
the option of the management, into a
private or publicly listed Company.

Our Management may change our objectives, operating policies and strategies without prior notice or any stockholder approval:


Our management has the authority to modify or waive certain of our operating policies and strategies without prior notice and without investor approval. However,
absent investor approval,
we may not change the nature of our
business so as to cease to exist unless
sold or purchased at the exclusive option
 of management. We cannot predict the
effect any changes to our current operating
 policies or strategies would have on the business model, operating results and returns to investors. Nevertheless, the effects may adversely affect our business and impact our ability to make distributions.

Changes in laws or regulations governing our operations may adversely affect our business:

We are subject to regulation by laws at
the local, state and federal levels. These laws and regulations, as well as their interpretation, may be changed from time to time. Any change in these laws or regulations could have a material adverse effect on our business.

Because the 2023 CO/SSET may be publicly traded, there will be uncertainty regarding our value:

We have arbitrarily established a price of
 our securities based on our perception of comparables in the industry and our anticipated operating methodology.
This valuation may fluctuate significantly
 and could have no relevance to actual
results of the CO/SSET security or the
Entrex Carbon Offset Company, LLC.

Entrex Carbon Offset Company's purchase
of related companies:

At the discretion of management; we may
or may not elect to purchase related companies
 which may or may not have conflicts of
interest for the Company or management
using proceeds of this offering or
establishing debt or other securities
which may have a negative effect on to
2023 CO/SSET security and offering.

Entrex Carbon Offset Company's purchase
and license of technologies from related parties:

At the discretion of management; we may
or may not elect to purchase and license technologies from related companies which may or may not have conflicts of interest for the Company or management using proceeds of this offering or establishing debt or other securities which may have a negative effect on to 2023 CO/SSET security and the holders of this offering.

Entrex Carbon Offset Company's limited
operational experience:

Entrex Carbon Offset Company has had
limited operations which may not, be
sufficient for the business and plans
outlined. We project being able to pay
investors the dollar for dollar dividend this year - but have no operating history to prove this. If management fails to operate as planned the operational cash-flows could limit the value of the 2023 CO/SSET Carbon Offset Dividend
Security holders or significantly affect the operations of the enterprise. If sufficient funds are not available to manage Entrex Carbon Offset Company,
LLC and/or any of the partners or related
 companies the value of the Entrex Carbon
Offset Securities could diminish in value.
 Investors may lose some of the complete
 value of the 2023 CO/SSET Carbon Offset
 Dividend Security.
PART II
ITEM 4
DILUTION


We are offering Securities called 2023
CO/SSET Carbon Offset Dividend Securities.
 We are limited to issuing 1,999,999 2023
CO/SSET Securities pursuant to this offering.

If Entrex's carbon offset project licensees
 offer the creation of more carbon offset
dividends than this offering can manage we
may choose to issue a secondary offering to
offset demand.   As such each of the 2023
CO/SSET Carbon Offset Dividend Securities
Offered in the prospectus will maintain
their allocated and assigned 2023 Carbon
Offset anticipated dividend - however
additional units may be offered, based on available United Nations and World Bank
Registries of Carbon Offsets, which may
authorize additional 2023 CO/SSET Dividend
 Securities as appropriate.

Future offerings may dilute the 2023
CO/SSET Carbon Offset Dividend Securities collectively for the company but are not anticipated to dilute the declared annual dividend nature of the CO/SSET security.




PART II
ITEM 5
PLAN OF DISTRIBUTION

We are offering a maximum of 1,999,999 2023
CO/SSET on a no minimum,  best efforts  basis.
 The offering will terminate upon the earlier to occur of: (i _ the sale of all 2023 CO/SSET
Carbon Offset Dividend Securities, or (ii _ the
 decision by Company management to deem the offering closed.

Our 2023 CO/SSET Carbon Offset Dividend
Securities are not currently listed on any national exchange or qualified for trading on any electronic quotation system. No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

Warrants/options:

As of the date of this prospectus, there are no outstanding warrants to purchase our securities.

State Securities Laws:

Under the securities laws of some states the 2023 CO/SSET Carbon Offset Dividend Securities may be sold in such states only through registered or licensed brokers or dealers.
In addition, in some states the 2023 CO/SSET
Carbon Offset Dividend Securities may not be sold unless the 2023 CO/SSET Securities have been qualified for sale in the state or an exemption from registration or qualification is available and is complied with.




PART II
ITEM 6
USE OF PROCEEDS TO ISSUER

We estimate that the net proceeds from the sale
 of the 1,999,999 2023 CO/SSET Carbon Offset
Dividend Securities pursuant to this Offering will be approximately $17,999,991 after deducting the estimated offering, selling and operational expenses of approximately
$1,999,999.

Accordingly, we expect to use the net
proceeds, estimated as discussed above as follows, if we raise the maximum offering amount: Maximum Offering Amount: $19,999,990

Fully funding Offering:			100%
		 	$19,999,990

Disclosed Expenses:				  10%
			$  1,999,999

Net Offering distributed:			100%
		 	$17,999,991

Net Offering distributed to the Company shall be used in the following manner: Operations and Management to produce carbon offsets from licensed Entrex Carbon Offset projects sufficient for the annual declared carbon offset dividend and additional carbon offset sales to offset production, operations and management of the company.



PART II
ITEM 7
DESCRIPTION OF BUSINESS

Description of Business:

Entrex was founded in 2001 to create a
capital market system for entrepreneurial companies ( Entrex is short for entrepreneurial exchange  _.

Since that time, Founder & CEO Stephen H.
Watkins has assembled both a team and a
family of companies with leading-edge
technology, using the IBM technology stack,
 to serve the needs of all market
participants: companies, investors and
intermediaries. As a final step in this evolution the Entrex Holding Company
( EHCo  or  Entrex  _ was established to

help drive synergies among these underlying
 companies, and to create a comprehensive market system, similar to the infrastructures of NASDAQ or NYSE, yet to help smaller
companies access capital while providing control, compliance, and transparency to all market participants.

Entrex Licenses the Origination through
Trading Technology to various businesses including the Entrex Carbon Market LLC.
(www.EntrexCarbonMarket.com _ and this
company.

The Entrex Carbon Market provides services to create offsets for private licensees which have underdeveloped Carbon Offsets.
  As part of the Entrex Carbon Market
process to Register, Validate, Verify,
Mint, Trade and Retire an issuers carbon offsets Entrex Carbon Offset Company,
LLC funds production, operations and
management to create carbon offsets from Entrex Licensed projects from the proceeds from the sale of the 2023 CO/SSET Carbon
Offset Dividend Securities.

Description of Operations:

Entrex Carbon Offset Company, LLC takes
licensed carbon offset projects and
supports operations, management and
production of each project's carbon
offsets.  The CO/SSET security proceeds
and subsequent projected income pays
for the annual production and
anticipated dividend to shareholders.

Entrex Carbon Offset Company, LLC utilizes
 its employees and partners to Register,
 Validate, Verify, Mint, Trade and
Retire an issuer's carbon.   After
an Issuer's Carbon Offsets have been
 minted  offsets shall first be
provided to holders pursuant to
the declared dividend and then
for sale to replenish the costs
for the subsequent year production,
 operations and management of the
licensed projects.

2023 CO/SSET offers an investment
security sold through regulatory-
compliant transactions and regulated
 market members as an investment asset
 for buyers. This Asset is anticipated
 to produce annual dividends of carbon
 offsets, represented as dividend
income for the holders of the
security and subsequently retirement
 certificates representing the  use
 of the carbon offsets as an expense
 for the owners carbon neutrality needs.

It is envisioned the CO/SSET
neutralizes the cost of carbon offsets
 equal to the annual dividend on the
income statement while maintaining the
 asset on the balance sheet pursuant
to GAAP.*

*Buyers need to consult legal,
accounting and investment professionals
 to determine if the CO/SSET is
appropriate for their individual needs.



Historical Operations:

Entrex Carbon Offset Company, LLC has
no historical operations but relies on
the Entrex Holding Company's technology
platform, licensed in 2019, to operate
and manage the assignment and
collateralization of an Issuer's
Carbon Offsets.

Information of the Licensed Technology
 platform is available in the IBM Case
 Study on www.EntrexCarbonMarket.com.

Current Operations:

Entrex Carbon Offset Company, LLC is
managed by Stephen H. Watkins the CEO
 of the Entrex Holding Company
(EHCo, LLC _, Entrex Carbon Market,
LLC and the Entrex Carbon Offset Company
, LLC.  As such once a Licensee's Carbon
 Offsets are Minted within the Entrex
Carbon Markets methodologies he would
operate Entrex Carbon Offset Company,
through a limited staff and independent
 contractors, which, in turn, would
utilize the licensed technology
platform to execute the assignment
of a Licensee's Entrex Carbon Offsets
 to 2023 CO/SSET Security under the
oversight of KPMG.

Once assigned and collateralize the
2023 CO/SSET securities would be
sold through regulated market members.

When a 2023 Entrex Carbon Offset is
Retired by an owner the Entrex Carbon
 Offset Company staff would then manage
 the Retirement of the asset with the
appropriate United Nations or World
Bank Registry and manage the retirement
 of the security for trading under the
oversight of KPMG.


Growth Strategy:

The Company's growth is anticipated
through further sales via the Entrex
Carbon Market and its independent
sales and marketing initiatives to
potential Carbon Offset producers.
Each Carbon Offset Producer who
becomes a Licensee of the Entrex
Carbon Market would then contractually,
 once their Carbon Offsets are Minted,
be obligated to assign their Carbon
Offsets to the Entrex Carbon Offset
Company's CO/SSET Security pursuant
to this prospectus.

If more compliance-grade carbon
offsets are available to the Entrex
Carbon Offset Company we may choose
to have additional offerings similar
to this or elect a different structure
which offers efficiency to market which
offers the same or additional benefits.

The timing and commencement of our growth
 plans may be influenced by the success
of this prospectus' offering. And we
may not raise sufficient proceeds
through this offering in order to
fully execute our business plans.






PART II
ITEM 8
DESCRIPTION OF PROPERTY

The Entrex offices are located on the
8th Floor at 150 East Palmetto Park Road,
 Boca Raton, Florida.

Entrex Carbon Offset, LLC operates l
icensed technologies to originate,
place and service Carbon Offsets and
their issuances on behalf of clients.
   These technologies are located in
IBM Licensed Servers located in nationwide
 web-based server facilities which
manage backup and operations of said
servers and technology.

Today limited personnel operate at
this location and often are working
within related entities of Entrex
Carbon Offset, LLC and the holding
company EHCO, LLC.    We anticipate,
 pursuant to the completion of this
offering to supplement our team.



PART II
ITEM 9
MANAGEMENT DISCUSSION AND ANALSIS
OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The Entrex Carbon Offset Company
operates on a cash-flow breakeven
basis since our inception.   We
anticipate hiring employees and/or
 independent contractors pursuant
to offset our operating needs from
 the proceeds of this offering.
CO/SSET acquires compliance-grade
carbon offsets from the Entrex
Carbon Market's Carbon Offset
Rights Agreement ( CORA  _.   This
agreement is analogous to an oil
and gas mineral rights agreement.
Entrex's CORA is a patent pending
contract which assigns the sale of
KPMG overseen carbon offset projects
 to the Entrex Carbon Offset Company
 which in turn assembles asset
backed securitized offsets into the
 CO/SSET security as defined herein.
The Entrex Carbon Market has over
200 Carbon Offset Producing Real
Estate Projects (COPRe Projects _
in various stages of licensing and
sales representing over 2,000,000
acres of forestry lands which
potentially produce nearly
200,000,000 offsets.   If all of
these come to market we could have
over $2,000,000,000 in COPRe CO/SSET
 product available to market.
Entrex has also developed their Oil
 and Gas  Cap and Trade  program.
These projects cap leaking oil and
gas wells which in-turn create carbon
offsets.  Entrex has helped develop
legislation with the State of Louisiana
 which, if executed, provides legal
rights to the offsets to the service
provider.   There are an estimated 2.
1 million oil and gas wells in the
United States which are estimated to
produce about $250,000 carbon offsets:
  a multi-billion dollar
 additionality  opportunity.
The Entrex Carbon Offset Company
is the recipient of assigned Entrex
 Carbon Market Licensed Carbon Offsets
 (COPRe and Cap and Trade Carbon
Offset Projects _.   We do not
anticipate this to be a labor-intensive
 business therefore few full-time, if
any, employees are expected to be needed
 on behalf of the CO/SSET processes -
all services are done by external
parties and sales through regulated
agents.
The Entrex Carbon Market management
shall be accountable for all processes
 on behalf of 2023 CO/SSET Security
Holders.   This creates an efficient
end to end process and single point
of contact for 2023 CO/SSET security
holders.
Plan of Operations:
We believe the Entrex Carbon Market
licensed technology platform has
matured to an operational basis
over the 15 years of development of
the IP.    In 2017 Entrex proved
through our technology we can
originate, structure, place, trade and
service private securities.
Our technology and operational
processes culminate in private
company securities trading among
regulated parties and we believe
they have no functional nor
compliant issues.
We in turn have managed the
securitization of private carbon
offsets from licensed projects and
believe we can trade these securities
via similar protocols between regulated
 parties.   The 2023 CO-SETT security
being one of these.
Material Changes:
Excluding normal operational growth
and associated changes in operations
and/or technology no material changes
 are expected in the operations or
investor returns in 2023-CO/SSET.
Various micro and macro-economic
national or global events could have
significant effect on the holdings
of the Company as these events could
or would have operational effect on
the held securities of underlying
companies.
Liquidity:
The 2021 Entrex Carbon Offset Securities
 are expected to have limited liquidity
unless listed on  an over-the-counter or
public market.   Management actively
plans of listing the 2023 Entrex Carbon
Offset Securities once approved by the
United States Securities and Exchange
pursuant to this prospectus.


PART II
ITEM 10
DIRECTORS, EXECUTIVE OFFICERS, AND
CONTROL PERSONS
Our executive officers and directors
 as of the date of this offering are
 as follows:
Name			        Position
Stephen H. Watkins     Managing Member
Richard Rochon           Board
Thomas Hatfield 	 Partner
Tom Harblin		 Partner
Colin Turney		 Partner
Stephen H. Watkins:  Is Managing Member
 and is the founding Chairman and CEO
of various majority owned entities of
the Entrex Holding Company (EHCo, LLC _.
  Stephen is an experienced
entrepreneur founding a series of successful
 information and business services
companies; two of which grew to billion
 dollar market cap companies. Stephen
authored the book Capital Can't Fund
What It Can't Find.  In the past he
wrote a syndicated bi-monthly finance
column-read by over eight million
national readers at its peak.

Richard C. Rochon: is Vice Chairman of the
 Board of the Entrex Holding Company
(EHCo, LLC _.   Mr. Rochon has extensive
experience as an investor, shareholder,
director and officer of various public and
 private companies throughout his career
and has been involved in numerous
acquisitions, divestitures, spin-offs,
 initial public offerings, secondary
offerings and other corporate financings
 and transactions. Prior to joining
Entrex Mr. Rochon formed RPCP.

Thomas Hatfield:  Manages the IBM
Technology Platforms across EMI and
the associated Entrex Capital Market
System companies.  Mr. Hatfield brings
over 30 years of expertise creating and
solving complex online information
systems. His technical experience
includes the US Army and with General
Electric where was a Engineer for final
testing and ground-station operations
for military space-satellite communications.
  His expertise is over 20 years creating
 custom systems, for organizations
 including NEC Electronics, Flextronics
and PeopleSoft.



PART II
ITEM 11
COMPENSATION OF DIRECTORS AND OFFICERS

Name
Total Compensation*
Stephen H. Watkins     $1.00
Richard Rochon         $1.00
Thomas Hatfield 	 $1.00
Tom Harblin		 $1.00
Colin Turney		 $1.00
*Compensation for operators and directors
 of the Company are provided via wholly
owned subsidiaries of EHCo, LLC the Entrex
Holding Company and thru management or
licensing agreements to agreed parties.
Officers and Directors:
At our sole discretion we may add additional
 Officers and Directors and compensate them through annual retainer fees along with reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each meeting. Each independent
Officer and Director will receive $500 in connection with each meeting that they attend, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting not held concurrently with a board meeting. No compensation is expected to be paid to Directors or Officers until this offering is made effective.
Compensation for expenses, Officers and
Directors will be managed through the sole decisions and directions of the Managing
Member.
Indemnification Agreements:
We shall enter into indemnification agreements
 with our Directors and Officers. The
indemnification agreements are intended to provide our Directors the maximum indemnification permitted under law and/or requested by the respective Officer and/or Director. Each indemnification agreement provides that EMI shall indemnify the Director or Office who is a party to the agreement (an Indemnitee _, including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be made a party to or a witness in any threatened, pending, or completed proceeding.
Significant Employees:
As of the date of this prospectus, Stephen H.
Watkins is the Managing Member of the Entrex
Holding Company and is a key party to the various Entrex companies. Other staff members and/or entities will be involved in Entrex
Carbon Market and Entrex Carbon Offset Company
 to manage the creation, assignment and
retirement of the 2023 CO/SSET Securities discussed in this prospectus.

At the sole discretion of management various employment agreements and/or contracts may be made with key personnel which regulate the manner of compensation and the potential option purchases as provided in the employment agreements.
Family Relationships:
There are no family relationships among our directors or officers
Involvement in Certain Legal Proceedings:
None of our control persons are known to
 have been involved in any of the following events during the past five years:
1.
Bankruptcy petition filed by or against any business of which such person was a general or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.
Any conviction in a criminal proceeding or being subject to a pending criminal proceeding
 (excluding traffic violations and other minor offences _;
3.
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring,
 suspending or otherwise limiting his
involvement in any type of business,
securities or banking activities; or
4.
Being found by a court of competent jurisdiction
 (in a civil action _, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.
Changes in Control:
We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.



PART II
ITEM 12
SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN SECURITYHOLDERS


Title of Class	      			 Name of
Beneficial	               Amount	      Percent
 of

 Owner
              class
Preferred Member Interests*
EHCo, LLC			       1,000
      100%*
2021 Entrex Carbon Offsets**
This Offering
1,999,999                100%**

*Preferred Member Interests have voting rights controlled by Watkins the Managing Member of the EHCo, LLC

*Authorized and Allocated to the maximum provided by regulators.








PART II
ITEM 13
INTEREST OF MANAGEMENT AND
CERTAIN SECURITYHOLDERS

n/a
(the balance of this page is intentionally blank _









PART II
ITEM 14
SECURITIES BEING OFFERED

We are offering a maximum of 1,999,999 2023
CO/SSET Securities, each collateralized by
an associated, serialized and minted Carbon
Offset via a United Nations or World Bank
Carbon Registry.    Investors, in-turn, will
own through the CO/SSET Security a specific,
registry serialized carbon offset until
retired by the CO/SSET owner or when canceled
two years after the serialization year on
the last business day of the year.   At that
 point any unredeemed/retired 2023 CO/SSET
Securities will be materialized and Entrex
Carbon Offset Company shall be the recipient
 of the related carbon offset of unredeemed
securities.   Notice shall be provided prior
 to the 12/31 liquidation date to owners of
record (2023 CO/SSET Securities will
liquiditate on 12/31/2024 _.   Any owners
that acknowledge shall be provided a
certificate referencing their ownership
of the carbon offset registry serial number.
   Security holders who do not notify the
Entrex Carbon Offset company of their
desires and intent of the CO/SSET security may forfeit future rights of the Security and associated carbon offsets.

The Entrex Carbon Offset Security only have
rights and warranties associated with the
associated and serialized Carbon Offset via
 a United Nations or World Bank Carbon
Registry.   The only right the Entrex
Carbon Offset Security holder maintains
are the rights and warranties associated with the carbon offset as defined herein.

      2023 CO/SSET Securities have no
dividend rights;

      2023 CO/SSET Securities have no
voting rights;

      2023 CO/SSET Securities have no
liquidation rights;

      2023 CO/SSET Securities have no
pre-emptive rights;



      2023 CO/SSET Securities have no
conversion rights;

      2023 CO/SSET Securities have no
redemption provisions;

2023 CO/SSET Securities have no rights
inferred to the selection of the Managing
 Member;

2023 CO/SSET Securities have no rights
inferred to the decisions of the
Managing Member;

22023 CO/SSET Securities have no voting
rights for any future Board of Directors if created;

      2023 CO/SSET Securities have no
voting rights or selection of any Officers;

2023 CO/SSET Securities have no decision on the leverage the Company decides to obtain;

2023 CO/SSET Securities have no
decision on and sale/merger or
acquisition;

2023 CO/SSET Securities have no
liabilities for further calls or
future offerings;

      2023 CO/SSET Securities have
 no liabilities associated with the company;


2023 CO/SSET Securities have no
financial benefit beyond the
associated Carbon Offset Collateral.




PART F/S
ITEM 15
PROJECTED FINANCIAL STATEMENTS


Income Statement

                       Not Operating

Balance Sheet
		Assets:
Cash:
      0.00
1.999.999 Contracted Carbon Offsets
:	$19,999,990.00

		Liabilities
			Payables for Carbon
Offsets:			$11,999,994.00


		Equity:
		$  7,999,996.00

      Liabilities and 	Equity:


      $19,999,990.00



Note 1.     Organization, History
and Business

Entrex Carbon Offset Company
( the Company  _ was authorized as a
Limited Liability Corporation in Florida
on December 8th 2020 and initiated
operations on January 1st 2023.  The
Company was established for the purpose
of creating a tradable security for the
benefit of the Entrex Carbon Market
 Carbon Offset Rights Agreement
licensed Clients.   The Company's
fiscal year end is December 31.

Note 2.   Related Party Transactions

There have been no related party
transactions other than the following
related party stock issuances.

Note 6.     Income Taxes

The Company adopted the provisions of
ASC 740-10-50, formerly FIN 48, and
 Accounting for Uncertainty in Income
Taxes . The Company had no material
unrecognized income tax assets or
liabilities as of March 31,2023.

The Company's policy regarding income

 tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period September 7, 2016 (inception _ through October 1,
2016 there were no income tax, or
related interest and penalty items in
the income statement, or liabilities on
the balance sheet. The Company files
income tax returns in the U.S. federal
jurisdiction and the state of Delaware.
We are not currently involved in any
income tax examinations.

Note 7.    Going Concern
The accompanying financial statements
have been prepared assuming that the
Company will continue as a going concern.
Currently, the Company has no operating
history and has not generated any revenue
nor expenses . These factors raise
substantial doubt about the Company's
ability to continue as a going concern.
Management believes that the Company's
capital requirements will depend on many
 factors including the success of the
Company's development efforts and its
efforts to raise capital. Management
also believes the Company needs to raise
 additional capital for working capital
 purposes. There is no assurance that
such financing will be available in the
future.   The conditions described above
raise substantial doubt about our ability
 to continue as a going concern. The
financial statements of the Company do
 not include any adjustments relating
to the recoverability and classification
 of recorded assets, or the amounts and
classifications of liabilities that migh t be necessary should the Company be unable to continue as a going concern.


ITEM 16
INDEX TO EXHIBITS

Exhibit A.  State Filing Documents
Exhibit B.  Federal EIN
Exhibit C.  SEC Reg A Filing Confirmation




PART III
Exhibit A.
State Current Status Documents






PART III
Exhibit B.
Federal EIN


PART III
Exhibit C.
SEC Confirmation of Reg A filing

Original Filing Acceptance:

PART III
Exhibit D.
Signature Page


Pursuant to the requirements of Regulation
A, the issuer certifies that it has
reasonable grounds to believe that it
meets all of the requirements for filing
 on Form 1-A and has duly caused this
Offering statement to be signed on its
behalf by the undersigned, thereunto
duly authorized, in the City of Boca
Raton and County of Palm Beach, in the
State of Florida, March 27, 2023.







ENTREX CARBON OFFSET, LLC




By:
 /s/ Stephen H. Watkins


Name:
Stephen H. Watkins


Title:
Managing Member


(and Principal Executive Officer _In
accordance with the requirements of
the Securities Act of 1933, this
registration statement was signed
by the following persons in the
capacities and on the dates stated.






Signature

Title

Date





/s/ Stephen H. Watkins

Managing Member

 March 27, 2023
Stephen H. Watkins

(and Principal Executive Officer _